Exhibit 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or Peter F. Benoist as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2013.

Signature	Title	Date

/s/ Peter F. Benoist	Chief Executive Officer and Director	March 13, 2014
Peter F. Benoist

/s/ James J. Murphy, Jr.	Chairman of the Board	March 13, 2014
James J. Murphy, Jr.

/s/ John S. Eulich	Director	March 13, 2014
John S. Eulich

/s/ William H. Downey	Director	March 13, 2014
William H. Downey

/s/ Robert E. Guest, Jr.	Director	March 13, 2014
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director	March 13, 2014
Lewis A. Levey

/s/ Birch M. Mullins	Director	March 13, 2014
Birch M. Mullins

/s/ John M. Tracy	Director	March 13, 2014
John M. Tracy

/s/ Sandra A. Van Trease	Director	March 13, 2014
Sandra A. Van Trease

/s/ Michael A. DeCola	Director	March 13, 2014
Michael A. DeCola

/s/ Brenda D. Newberry	Director	March 13, 2014
Brenda D. Newberry

/s/ Judith S. Heeter	Director	March 13, 2014
Judith S. Heeter